                                                                    Exhibit 21.1

                                    CRAY INC.
                           PARENT & SUBSIDIARIES LIST



PARENT/SUBSIDIARY NAME                      DATE FORMED            COUNTRY/STATE             % OWNERSHIP
----------------------                      -----------            -------------             -----------

CRAY INC.*                                      12/7/87            U.S./WASHINGTON STATE       PARENT

   Cray Federal, Inc.                           11/3/00            U.S./Washington               100%

   Cray Australia Pty Ltd.                      3/23/00            Australia                     100%

   Cray Brazil, Inc.                            8/25/00            U.S./Washington State         100%
     Cray Computadores do Brasil Ltda.         11/17/00            Brazil                        100%

   Cray Canada, Inc.                            3/17/00            U.S./Washington State         100%
     Cray Canada Corp./Societe Cray Canada      3/20/00            Canada                        100%

   Cray China Limited                            8/7/00            China                         100%

   Cray Computer Finland Oy                     6/20/00            Finland                       100%

   Cray Computer SAS                             4/3/00            France                        100%

   Cray Computer Deutschland GmbH               3/31/00            Germany                       100%

   Cray Supercomputers (Israel) Ltd.            9/16/01            Israel                        100%

   Cray Italy S.r.l.                            7/12/00            Italy                         100%

   Cray Japan, Inc.                             3/17/00            U.S./Washington State         100%

   Cray Korea, Inc.                             3/17/00            U.S./Washington State         100%

   Cray Netherlands B.V.                        6/23/00            Netherlands                   100%

   Cray Computer South Africa                   2/23/00            South Africa                  100%
        (Proprietary Limited)

   Cray Computer Spain, S.L.                    3/30/00            Spain                         100%

   Cray-Tera Sweden AB                           3/3/99            Sweden                        100%

   Cray Computer GmbH                            4/5/00            Switzerland                   100%

   Cray Taiwan, Inc.                             4/5/01            U.S./Washington State         100%

   Cray U.K. Limited                             3/7/00            United Kingdom                100%